Exhibit 1.1

DEALER-MANAGER AGREEMENT

LABORATORY CORPORATION OF AMERICA HOLDINGS

September 22, 2006

LEHMAN BROTHERS INC.

745 Seventh Avenue – Floor 3

New York, New York 10019

Dear Ladies and Gentlemen:

1. The Exchange Offer. Laboratory Corporation of America Holdings, a Delaware corporation (the “Company”), intends to make an offer (together with any amendments and extensions thereof, the “Exchange Offer”) to exchange its new Zero Coupon Convertible Subordinated Notes due 2021 (the “New Securities”) and an exchange fee of $2.50 per $1,000 principal amount at maturity of Old Securities (as defined below) (the “Exchange Fee”) for its outstanding Liquid Yield Option™1 Notes due 2021 (the “Old Securities”), on the terms and subject to the conditions set forth in the Preliminary Prospectus attached hereto as Exhibit A.

The New Securities will be issued pursuant to an indenture (the “New Indenture”) to be entered into by the Company and The Bank of New York, as Trustee (the “New Trustee”). The New Securities will be convertible into cash and, if applicable, duly and validly issued, fully paid and nonassessable shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company (such shares, the “Conversion Shares”), together with the rights (the “Rights”) evidenced by such Conversion Shares, to the extent provided in the Rights Agreement dated December 31, 2001 between the Company and American Stock Transfer & Trust Company, as rights agent.

The Preliminary Prospectus, the Prospectus, the Registration Statement relating to the Exchange Offer, any documents incorporated by reference in the Registration Statement, the Schedule TO relating to the Exchange Offer, all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority, including any exhibits thereto, and such other documents (including, but not limited to, any advertisements, press releases or summaries relating to the Exchange Offer and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Exchange Offer), in each case in the form first authorized for use by the Company in connection with the Exchange Offer and approved by the Dealer-Manager (as defined below), and thereafter in each case together with any amendments and supplements thereto made in accordance with the terms

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of this agreement (this “Agreement”), are collectively referred to as the “Exchange Offer Materials.”

2. Appointment as Dealer-Manager. The Company hereby appoints Lehman Brothers Inc. (“Lehman Brothers”) as sole dealer-manager in connection with the Exchange Offer (in such capacity, the “Dealer-Manager”), and the Company hereby authorizes Lehman Brothers to act as such in connection with the Exchange Offer. On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, Lehman Brothers agrees in accordance with its customary practice, and in accordance with all applicable United States laws and regulations, to use its reasonable best efforts to solicit tenders of the Old Securities pursuant to the Exchange Offer and to communicate with brokers, dealers, banks, trust companies, nominees and other persons with respect to the Exchange Offer.

3. No Liability for Acts of Brokers, Dealers, Banks, Trust Companies, Nominees and Others. Lehman Brothers shall not be subject to any loss, claim, damage, liability or expense owed to the Company or any of the Company’s affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities (other than Lehman Brothers), bank, trust company, nominee or any other person, and Lehman Brothers shall not be liable to the Company or any of the Company’s affiliates or subsidiaries for its own acts or omissions in performing its obligations as Dealer-Manager except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by Lehman Brothers (including its employees and authorized agents) through its gross negligence, bad faith or willful misconduct. In soliciting or obtaining tenders of Old Securities, the Company hereby acknowledges that Lehman Brothers, as Dealer-Manager, is acting as an independent contractor and shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank, trust company, nominee or other person and no broker, dealer, bank, trust company, nominee or other person shall be deemed to be acting as the agent of Lehman Brothers, the Company or any of the Company’s affiliates or subsidiaries.

4. The Exchange Offer Materials; Commencement; Withdrawal.

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended, and the applicable rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder and Regulation M-A of the Commission (collectively, the “Exchange Act”), a registration statement on Form S-4 (File No. 333-[            ]), including a prospectus, covering the registration of the exchange of New Securities and the Exchange Fee for Old Securities in the Exchange Offer. The term “Registration Statement” as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, and the documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the effectiveness of such amendment or supplement) such registration statement as so amended or supplemented, including in each case the information (if any) deemed to be part of the Registration Statement pursuant to Rule 430C under the Securities Act. The term “Preliminary Prospectus” means the preliminary prospectus attached as Exhibit A hereto filed as part of the Registration Statement. The term “Prospectus” as used in this Agreement shall mean the prospectus included in the Registration Statement at the time the Registration Statement becomes effective and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the time it is first provided by the Company for use in connection with the Exchange Offer) such prospectus as so amended or supplemented. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 under the Securities Act, as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, under the Exchange Act and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. The term “Holders” as used in this Agreement shall mean the holders of the Old Securities.

(b) The Company agrees that on or prior to the Commencement Date (as defined below) it shall file with the Commission under the Exchange Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the “Schedule TO”), a copy of which Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it is filed, will be furnished to the Dealer-Manager promptly upon the filing thereof.

(c) The Company (i) shall furnish Lehman Brothers with as many copies as Lehman Brothers may reasonably request of the final forms of all Exchange Offer Materials filed with the Commission, mailed to the Holders, or provided to any other governmental authority or agency and, upon its request, any other documents filed or to be filed with the Commission, any federal, state or local governmental or regulatory agency or authority, any stock exchange or any court, in each case in connection with the Exchange Offer and (ii) authorizes Lehman Brothers to use copies of the Exchange Offer Materials in connection with the Exchange Offer. Lehman Brothers shall not disseminate any written materials in connection with the Exchange Offer other than the Exchange Offer Materials, information consistent with the Exchange Offer Materials or information otherwise authorized by the Company.

(d) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company, except for information provided by the Dealer-Manager in writing expressly for use in the Exchange Offer Materials, it being understood that the only information so provided by the Dealer-Manager expressly for use in the Exchange Offer Materials is the name, address and telephone number of Lehman Brothers, as Dealer-Manager (the “Dealer-Manager Information”). The Company represents and warrants that it will commence the Exchange Offer as soon as practicable by publicly announcing its commencement and by distributing, mailing, or causing to be mailed on its behalf, copies of, where necessary, the Exchange Offer Materials excluding the documents incorporated by reference in the Exchange Offer Materials (the “Incorporated Documents”), to the Holders for

delivery to the beneficial Holders (the date of such announcement and of the commencement of such distribution, the “Commencement Date”).

(e) The Company represents and agrees that no solicitation material in addition to the Exchange Offer Materials, each of which shall be in a form approved by Lehman Brothers, which approval shall not be unreasonably withheld, shall be used in connection with the Exchange Offer or filed with any federal, state or local governmental or regulatory agency or authority, including the Commission, by or on behalf of the Company without Lehman Brothers’ prior approval, which approval will not be unreasonably withheld. If (i) the Company uses or permits the use of any solicitation material in connection with the Exchange Offer or files any solicitation material with any federal, state or local governmental or regulatory agency or authority without Lehman Brothers’ prior approval, (ii) the Company withdraws, terminates or cancels the Exchange Offer, (iii) at any time Lehman Brothers shall determine that any condition set forth in Section 9 shall not be satisfied, (iv) the Registration Statement containing all of the required information, including pricing information, and a prospectus that meets the requirements of Section 10(a) of the Securities Act, shall not have become effective on or prior to the expiration date of the Exchange Offer (the “Expiration Date”) or (v) at any time during the Exchange Offer, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information on the part of the Commission shall not have been satisfied to the reasonable satisfaction of the Dealer-Manager or there shall have been issued, at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining Lehman Brothers from acting in its capacity as Dealer-Manager with respect to the Exchange Offer, then Lehman Brothers (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer-Manager and shall be entitled to withdraw as Dealer-Manager in connection with the Exchange Offer without any liability or penalty to Lehman Brothers or any other person defined in Section 11 as an “Indemnified Person,” (B) shall be entitled promptly to receive the payment of all fees and expenses payable to it under this Agreement which have accrued to the date of such withdrawal or which otherwise thereafter become payable and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 11.

5. Compensation. The Company hereby agrees to pay Lehman Brothers as compensation for its services as Dealer-Manager, upon the acceptance by the Company for exchange of Old Securities tendered pursuant to the Exchange Offer, a fee equal to $700,000. The fee set forth in this Section shall be paid within three business days after the Expiration Date.

6. Reimbursement of Expenses and Payment of Other Costs. The Company shall (a) reimburse Lehman Brothers in connection with its services as Dealer-Manager for any expense incurred by Lehman Brothers in connection with the preparation, printing, filing, mailing and publishing of the Exchange Offer Materials and for all out-of-pocket expenses incurred by Lehman Brothers as Dealer-Manager, including, without limitation, the reasonable fees and disbursements of Lehman Brothers’ legal counsel, Davis Polk & Wardwell, (b) pay all fees and expenses of the Exchange Agent (as defined below) and the Information Agent (as defined below), in each case, in connection with the Exchange Offer, (c) pay any fees payable to brokers, dealers, banks, trust companies and nominees as reimbursement for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, if any, and (d) pay any advertising and public relations charges pertaining to the Exchange Offer. The Company shall promptly reimburse Lehman Brothers for all amounts owing under this Section after such expenses have been paid or accrued and an invoice therefor has been sent by Lehman Brothers to the Company, which may be sent from time to time as such expenses are paid or accrued, whether or not the Exchange Offer is consummated and in addition to the amounts owing to Lehman Brothers under the preceding Section.

7. The Exchange Agent; the Information Agent; Noteholder Lists. (a) The Company (i) has arranged for The Bank of New York to serve as exchange agent in connection with the Exchange Offer (the “Exchange Agent”), (ii) will arrange for the Exchange Agent to advise Lehman Brothers daily as to such matters as Lehman Brothers may reasonably request, including the aggregate principal amount of Old Securities that have been tendered pursuant to the Exchange Offer, and (iii) will arrange for the Exchange Agent to be responsible for the payment of the consideration offered by the Company to the Holders in connection with the Exchange Offer pursuant and subject to the Prospectus.

(b) The Company has arranged for D.F. King & Co., Inc. to serve as information agent in connection with the Exchange Offer (the “Information Agent”) and to perform services in connection with the Exchange Offer that are customary for an information agent.

(c) The Company will provide, or will cause the Exchange Agent and Information Agent, as applicable, to provide, Lehman Brothers with the security listing position (or other cards or lists) containing the names and addresses of, and the aggregate principal amount of Old Securities held by, the Holders as of a recent date and will use its best efforts to cause Lehman Brothers to be advised, from time to time as Lehman Brothers may request, during the period of the Exchange Offer as to any transfers of record of Old Securities. In addition, the Company hereby authorizes Lehman Brothers to communicate with the New Trustee, the Exchange Agent and the Information Agent with respect to matters relating to the Exchange Offer.

8. Representations and Warranties of the Company. In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to Lehman Brothers, and agrees with Lehman Brothers, on each of the Commencement Date, the Expiration Date, the date on which the Company exchanges New Securities and the Exchange Fee for validly tendered Old Securities that it has accepted in accordance with the terms of the Exchange Offer (the “Exchange Date”) and during the period of the Exchange Offer, that:

(a) The Registration Statement, including the Preliminary Prospectus and the Prospectus, setting forth information with respect to the Company, the Exchange Offer and the New Securities (i) has been or will be prepared by the Company in conformity in all material respects with the requirements of the Securities Act, (ii) has been or will be filed with the Commission under the Securities Act and the Exchange Act and (iii) is expected to become effective under the Securities Act not later than the Expiration Date. Copies of such Registration

Statement and all amendments and exhibits thereto have been, or will be at the time they are filed, made available by the Company to the Dealer-Manager. The Company has included in such Registration Statement, and will include in such Registration Statement, as amended at the time at which it is declared effective by the Commission, all information required by the Securities Act to be included in such registration statement and the related prospectus. As filed in accordance with Rule 424(b), the Prospectus will contain all required information, and the Preliminary Prospectus will contain all required information and will be in the form attached hereto as Exhibit A. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated by the Commission, and there has been no request on the part of the Commission for additional information. No other stop order and no injunction, restraining order or denial of any application for approval has been issued or proceedings, litigation or investigation initiated or, to the best knowledge of the Company, threatened with respect to the Exchange Offer by or before any governmental or regulatory agency, or any court.

(b) The conditions for use of Form S-4, as set forth in the General Instructions thereto, have been satisfied or waived.

(c) The Registration Statement, the Preliminary Prospectus, the Prospectus and the Schedule TO conform, and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or Schedule TO will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”). The Registration Statement and any post-effective amendments thereto will not, at the time the Registration Statement or such post-effective amendment becomes effective, and will not, as of the Commencement Date or the Exchange Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus does not, as of the Commencement Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus will not, as of the Expiration Date and the Exchange Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made in this subsection (c) as to information (i) contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer-Manager specifically for inclusion therein, it being understood that the only information so provided by the Dealer-Manager expressly for use therein is the Dealer-Manager Information and (ii) included in the Statement of Eligibility and Qualification of the New Trustee under the Trust Indenture Act on Form T-1.

(d) The Incorporated Documents as amended or supplemented at the date hereof, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable. None of the Incorporated

Documents as amended or supplemented at the date hereof, when such documents were filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Exchange Offer Materials, when any such documents are filed with Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Company has duly filed or will duly file promptly by or on the Commencement Date with the Commission the Schedule TO; a copy of the Schedule TO (including the documents filed or to be filed therewith as exhibits thereto), in the form filed or to be filed with the Commission has been previously furnished or will be furnished promptly to the Dealer-Manager; the Schedule TO will comply as to form in all material respects with the applicable provisions of the Exchange Act; and the Company will file and disseminate, as required, any and all necessary amendments and supplements to the Schedule TO and the other documents to be filed with the Commission relating to the Exchange Offer and will promptly furnish to the Dealer-Manager an accurate and complete copy of each such amendment and supplement upon the filing thereof.

(f) The statements in (1) the Preliminary Prospectus and the Prospectus under the headings “Description of the New Notes” and “Description of Capital Stock,” (2) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under the caption “Regulation and Reimbursement” in Item 1 and under Item 3 and (3) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 under Part II, Item 1, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(g) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a material adverse effect on the business, financial condition, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(h) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified individually or in the aggregate would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances equities or claims.

(i) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Prospectus and were issued in compliance with federal and state securities laws.

(j) The New Indenture and the New Securities have been duly authorized by the Company; and assuming due execution and delivery of the New Indenture and authentication of the New Securities, in accordance with the New Indenture, by the New Trustee, when the New Securities and the Exchange Fee are delivered to Holders in exchange for the Old Securities pursuant to the Exchange Offer on the Exchange Date, the New Indenture and the New Securities will conform to the description thereof contained in the Preliminary Prospectus and the Prospectus, and the New Indenture and the New Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k) The Common Stock and the Rights conform to the description thereof contained in the Preliminary Prospectus and the Prospectus. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the New Securities by all necessary corporate action, and such Conversion Shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such Conversion Shares will be subject to personal liability by reason of being such a holder; and the issuance of such Conversion Shares upon such conversion will not be subject to the preemptive or other similar rights of any security holder of the Company. The Rights, if any, relating to the Conversion Shares have been duly authorized and will be validly issued upon the issuance of the Conversion Shares upon conversion of the New Securities.

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the execution, delivery and performance of the New Indenture, the New Securities and this Agreement, the making and consummation of the Exchange Offer by the Company, the use of the Exchange Offer Materials and the consummation by the Company of the transactions contemplated by this Agreement, the New Indenture, the New Securities and the Exchange Offer Materials and compliance with the terms and provisions thereof (collectively, the “Transactions”), except for (1) such as have been, or will be, obtained under the Securities Act, the Exchange Act and state securities or Blue Sky laws and (2) such consents, approvals, authorizations, orders or filings that the failure to obtain would not individually or in the aggregate (i) have a Material Adverse Effect or (ii) adversely affect in a material respect the ability of the Company to perform its obligations under the New

Indenture, the New Securities, the Exchange Offer or this Agreement, or would otherwise be material in the context of the Exchange Offer.

(m) None of the Transactions will result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and deliver the New Securities pursuant to the Exchange Offer, except in the case of clause (i) or (ii), any such breach, violation or default that would not (x) individually or in the aggregate have a Material Adverse Effect or (y) prevent the consummation of the Transactions.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) Except as disclosed in the Preliminary Prospectus and the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that individually or in the aggregate would have a Material Adverse Effect or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Preliminary Prospectus and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(p) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(q) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(r) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) Except as disclosed in the Preliminary Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.

(t) Except as disclosed in the Preliminary Prospectus and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the New Indenture, the New Securities, the Exchange Offer or this Agreement, or which are otherwise material in the context of the Exchange Offer; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(u) The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the caption “Selected Consolidated Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited and unaudited financial statements contained or incorporated by reference in the Registration Statement.

(v) Except as disclosed in the Preliminary Prospectus and the Prospectus, (i) since the date of the latest audited financial statements included as part of or incorporated by reference in the Preliminary Prospectus and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Change”); (ii) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries, taken as a whole, other than those entered into in the ordinary course of business or in connection with the Exchange Offer; (iii) there has been no material change in the capital stock of the Company or any of its subsidiaries, except for changes pursuant to the issuance or exercise of options pursuant to the Company’s stock option or other employment benefit plans described in the Prospectus or conversion of outstanding securities described in the Preliminary Prospectus and the Prospectus; and (iv) except as disclosed in or contemplated by the Preliminary Prospectus and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its wholly owned subsidiaries on any class of its capital stock.

(w) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the Exchange Offer and the issuance of the New Securities as described in the Preliminary Prospectus and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

(x) The Company’s ratios of earnings to fixed charges set forth in the Preliminary Prospectus and the Prospectus under the caption “Ratio of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.

(y) The Company maintains (i) effective internal control over financial reporting as defined under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Except as disclosed in the Preliminary Prospectus and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

9. Conditions to the Dealer-Manager’s Obligations. Lehman Brothers’ obligation to act as Dealer-Manager shall at all times be subject to the performance by the Company of its obligations herein and to the following additional conditions:

(a) At all times from the Commencement Date to and including the Exchange Date, the Company’s representations and warranties contained herein shall be true and correct in all material respects and the Company shall have performed in all material respects all of the agreements contained in this Agreement and as set forth in the Exchange Offer Materials theretofore required by it to have been performed. The Company acknowledges that Lehman Brothers’ agreement to act, or to continue to act, as Dealer-Manager at a time when it knows or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, in a material respect shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

(b) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission and no injunction suspending the offer, issuance, delivery or exchange of the New Securities pursuant to the Exchange Offer or the Transactions shall have been issued and no proceedings for that purpose shall be pending or have been threatened and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or threatened with respect to the Exchange Offer or the other Transactions before any court, agency or other governmental or regulatory body of any jurisdiction that Lehman Brothers, in good faith after consultation with counsel, believes renders it inadvisable for Lehman Brothers to continue to act as Dealer-Manager.

(c) On each of the Commencement Date and the Exchange Date, the Company will furnish to Lehman Brothers a written certificate executed by the Chairman of the Board, Chief Executive Officer, President or any Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Commencement Date and the Exchange Date, respectively, to the effect that:

(i) the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any amendment or supplement thereto and this Agreement;

(ii) solely with respect to the certificate to be delivered on the Exchange Date, for the period from and after the date of this Agreement and prior to the Exchange Date, there has not occurred any Material Adverse Change;

(iii) the representations and warranties of the Company set forth in Section 8 of this Agreement are true and correct on and as of the date of the certificate with the same force and effect as though expressly made on and as of the Commencement Date and the Exchange Date, as applicable;

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Commencement Date and the Exchange Date, as applicable;

(v) solely with respect to the certificate to be delivered on the Commencement Date, the Registration Statement and the Schedule TO have been timely filed with the Commission; and

(vi) solely with respect the certificate to be delivered on the Exchange Date, the Registration Statement, the Schedule TO and the Prospectus have been timely filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to the best knowledge of such officers, threatened by the Commission.

(d) The Company shall have furnished to Lehman Brothers, (i) on each of the Commencement Date and the Exchange Date, an opinion of Hogan & Hartson L.L.P., counsel to the Company, addressed to Lehman Brothers and dated as of the Commencement Date and the Exchange Date, respectively, substantially in the form attached hereto as Schedule I, (ii) on the Exchange Date, a letter of Hogan & Hartson L.L.P., counsel to the Company, addressed to Lehman Brothers and dated as of the Exchange Date, substantially in the form attached hereto as Schedule II and (iii) an opinion of Bradford T. Smith, Executive Vice President and Secretary of the Company, addressed to Lehman Brothers and dated as of the Commencement Date and the Exchange Date, respectively, substantially in the form attached hereto as Schedule III.

(e) On each of the Commencement Date and the Exchange Date, Lehman Brothers shall have received an opinion of Davis Polk & Wardwell, counsel to the Dealer-Manager, addressed to Lehman Brothers, in form and substance reasonably satisfactory to the Lehman Brothers.

(f) On each of the Commencement Date and the Exchange Date, Lehman Brothers shall have received from PricewaterhouseCoopers LLP, independent registered public accounting firm for the Company, a letter dated as of the Commencement Date and the Exchange Date, respectively, and addressed to Lehman Brothers, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated by reference in the Exchange Offer Materials.

(g) All opinions, letters and certificates required to be delivered pursuant to the terms hereof shall be in a form and substance satisfactory to Lehman Brothers.

10. Additional Agreements. In addition to the other agreements of the Company contained elsewhere in this Agreement, the Company hereby agrees and acknowledges, as applicable, that:

(a) The Company will advise Lehman Brothers promptly of any of the following: (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amendment to the Schedule TO or any amended or additional Exchange Offer Materials shall have been filed, (ii) the occurrence of any event which may cause the Company to withdraw, terminate or cancel the Exchange Offer or would permit the Company to exercise any right not to accept Old Securities validly tendered in the Exchange Offer or otherwise not to consummate the Exchange Offer, (iii) the occurrence of any event or the discovery of any fact, the occurrence or existence of which it believes would require the making of any material change in the Exchange Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to amend or supplement the Registration Statement, the Prospectus, the Schedule TO or the other Exchange Offer Materials or other filings required by the Securities Act, the Exchange Act or “blue sky” or other state securities laws in connection with the Exchange Offer or to make any other filing in connection with the Exchange Offer pursuant to any other applicable law, rule or regulation, (v) the issuance by the Commission or any other federal, state or local governmental or regulatory agency or authority of any comment or order concerning the Exchange Offer, (vi) any material development in connection with the Exchange Offer or the other Transactions (including any change of the Expiration Date and of any consummation of the Exchange Offer) or (vii) any other information relating to the Exchange Offer which Lehman Brothers may from time to time reasonably request.

(b) If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, any state securities commission or other governmental or regulatory agency or authority shall issue an order suspending the qualification of the New Securities under state securities or “blue sky” laws or any other governmental or regulatory agency or authority shall issue any order impeding the making or consummation of the Exchange Offer, the Company will use every reasonable effort to obtain the lifting or removal thereof as soon as possible.

(c) Until the Exchange Offer is completed or terminated, the Company will deliver to the Dealer-Manager, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its security holders, and of all current, regular and periodic reports filed by the Company with any securities exchange or with the Commission.

(d) In making and consummating the Exchange Offer, the Company will comply in a timely manner with the applicable requirements of the Securities Act, the Exchange Act and any other applicable laws, regulations and requirements.

(e) The Company agrees to make generally available to its security holders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act covering a twelve-month period beginning not later than the first day of its fiscal quarter next following the effective date of the Registration Statement.

(f) If the Company is required, or considers it advisable, to amend or supplement the Exchange Offer Materials or make any additional filings with any federal, state or local governmental or regulatory agency or authority in connection with the Exchange Offer, then it shall not make such amendment or supplement or filing without Lehman Brothers’ prior approval, which shall not be unreasonably withheld.

(g) The Company will file and disseminate, as required, any necessary amendments or supplements to the Exchange Offer Materials and other documents that are filed with any federal, state or local governmental or regulatory agency or authority relating to the Exchange Offer, and, if there is any such filing, it will promptly furnish to Lehman Brothers an accurate and complete copy of each such amendment or supplement upon the filing thereof.

(h) The Company will perform the agreements and obligations it has that are set forth in or contemplated by the Exchange Offer Materials, including, but not limited to, accepting for exchange Old Securities that have been validly tendered and not withdrawn in accordance with and subject to the terms and conditions of the Exchange Offer and delivering New Securities in exchange therefor and paying the Exchange Fee in accordance with and subject to the terms and conditions of the Exchange Offer.

(i) The Company will list the Conversion Shares on the New York Stock Exchange.

(j) The Company recognizes and confirms that, in performing the services contemplated by this Agreement, Lehman Brothers will be relying on the information furnished by the Company, its officers, attorneys and other agents and information available from generally recognized public sources without independent verification.

11. Indemnification and Contribution.

(a) The Company hereby agrees to hold harmless and indemnify Lehman Brothers and its affiliates and any officer, director, employee or agent of Lehman Brothers or any such affiliates and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) Lehman Brothers or any such affiliates (collectively, the “Indemnified Persons”) from and against any loss, claim, damage, liability and expense whatsoever (as incurred or suffered, and including, but not limited to, any and all legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefor from Lehman Brothers or such other Indemnified Person), (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Materials or in any other solicitation material used by the Company or authorized by it for use in connection with the Exchange Offer, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information relating to Lehman Brothers as Dealer-Manager furnished by Lehman Brothers in writing to the Company expressly for use therein, it being understood that the only information so provided by Lehman Brothers for use in the Exchange Offer Materials consists of the Dealer-Manager Information), (B) any withdrawal, termination or cancellation by the Company of, or failure by the Company to make or consummate, the Exchange Offer, (C) any actions taken or omitted to be taken by an Indemnified Person pursuant to this Agreement or with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (D) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Exchange Offer, any of the other Transactions or the performance of Lehman Brothers’ services as Dealer-Manager with respect to the Exchange Offer. However, the Company will not be obligated to indemnify an Indemnified Person for any loss, claim, damage, liability or expense pursuant to clause (i)(C) or clause (ii) of the preceding sentence, which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from the willful misconduct, bad faith or gross negligence on the part of such Indemnified Person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Indemnified Person or to any director, officer, employee or controlling person of the Indemnified Person.

(b) If any lawsuit, claim or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Company pursuant to this Section 11, such Indemnified Person shall promptly notify the Company of the commencement of such lawsuit, claim or proceeding after receipt by such Indemnified Person of notice of such lawsuit, claim or proceeding; provided, however, that the failure to so notify the Company shall not relieve the Company from any obligation or liability which it may have under this Section 11 except to the extent that it has been prejudiced in any material respect by such failure and in any event shall not relieve the Company from any other obligation or liability which it may have to such Indemnified Person otherwise than under this Section 11. In case any such lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify the Company of the commencement of such lawsuit, claim or proceeding, the Company shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the Company to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of the Company to assume the defense of such lawsuit, claim or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the Company shall bear the fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefor from Lehman Brothers) if (i) the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or in addition to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) the Company shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of such Indemnified Person’s reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the Company shall authorize such Indemnified Person to employ separate counsel at the expense of the Company. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding. The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, or if there be a final judgment of the plaintiff in any such action, the Company agrees, subject to the provisions of this Section 11, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement or final judgment, as the case may be. The Company agrees to notify Lehman Brothers promptly, or cause Lehman Brothers to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, arising out of or relating to the Exchange Offer. The Company further agrees that any settlement of a lawsuit, claim or proceeding against it arising out of or relating to the Exchange Offer or the consent to the entry of any judgment with respect to any pending or threatened lawsuit, claim or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the Indemnified Person is an actual or potential party to such claim or action) shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of all Indemnified Persons who are or could have been a party to such lawsuit, claim or proceeding if such Indemnified Persons could have sought indemnification hereunder, which release shall be satisfactory to Lehman Brothers.

(c) The Company and Lehman Brothers agree that if any indemnification sought by any Indemnified Person pursuant to this Section 11 is unavailable or is insufficient for any reason, other than that specified in the second sentence of Section 11(a), then (whether or not Lehman Brothers is the Indemnified Person) the Company, on the one hand, and Lehman Brothers, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable or insufficient (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and Lehman Brothers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative faults of the Company, on the one hand, and Lehman Brothers, on the other, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that in any event Lehman Brothers’ aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by Lehman Brothers pursuant to this Agreement. It is hereby agreed by the parties hereto that the relative benefits to the Company, on the one hand, and Lehman Brothers, on the other hand, with respect to the Exchange Offer and the other Transactions shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid to the beneficial holders of the Old Securities of the Company pursuant to the Exchange Offer and the other Transactions (whether or not the Exchange Offer and the other Transactions are consummated) bears to (ii) the fees payable to Lehman Brothers with respect to the Exchange Offer and the other Transactions pursuant to Section 5. It is further agreed that the relative faults of the Company, on the one hand, and Lehman Brothers, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by Lehman Brothers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or Lehman Brothers and the parties’ relative intent, knowledge, access to information and opportunity to prevent such action or omission. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this Section shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim.

(d) In the event an Indemnified Person appears as a witness in any action brought by or on behalf of or against the Company (other than an action brought by the

Company against any Indemnified Person or an action brought by an Indemnified Person against the Company) in which such Indemnified Person is not named as defendant, the Company agrees to reimburse such Indemnified Person for all reasonable expenses incurred by it in connection with such Indemnified Person’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

(e) The Company also agrees that no Indemnified Person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or Lehman Brothers’ acting as Dealer-Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by such Indemnified Person through its or his, as the case may be, gross negligence or willful misconduct.

(f) The foregoing rights to indemnification and contribution shall be in addition to any other rights which Lehman Brothers and the other Indemnified Persons may have against the Company under common law or otherwise.

12. Indemnification, Representations and Warranties to Remain Operative. The rights to indemnification, contribution and exculpation contained in Section 11 and the representations, warranties and agreements of the Company set forth in this Agreement shall survive and remain operative and in full force and effect regardless of (a) the failure to commence the Exchange Offer, the consummation of the Exchange Offer, any withdrawal, termination or cancellation of the Exchange Offer for any reason whatsoever, the exchange of Old Securities pursuant to the Exchange Offer or any withdrawal by Lehman Brothers pursuant to Section 4, (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of Section 20(a) of the Exchange Act and (c) the completion of Lehman Brothers’ services under this Agreement.

13. Termination. Except as set forth in Section 12, this Agreement shall terminate upon the earliest to occur of (a) the consummation or the termination, withdrawal or cancellation of the Exchange Offer by the Company, (b) the withdrawal by Lehman Brothers as the Dealer-Manager pursuant to Section 4 hereof and (c) the date that is one year from the date hereof; provided that, Sections 3, 5, 6, 8, 11-23 hereof shall survive the termination of this Agreement.

14. No Fiduciary Duty. The Company acknowledges and agrees that in connection with the Exchange Offer or any other services Lehman Brothers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by Lehman Brothers: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and Lehman Brothers, on the other, exists; (ii) Lehman Brothers is not acting as an advisor, expert or otherwise, to the Company and such relationship between the Company, on the one hand, and Lehman Brothers, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that Lehman Brothers may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) Lehman Brothers and its affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against Lehman Brothers with respect to any breach of fiduciary duty in connection with the Exchange Offer.

15. Notices. All notices and other communications required or permitted to be provided under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

(a)	if to Lehman Brothers:

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Liability Management Group, 3rd Floor

Facsimile: (212) 526-1244

Telephone: (212) 528-7581

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

New York, New York 10017

Attention: Alan Dean, Esq.

Facsimile: (212) 450-3800

Telephone: (212) 450-4000

(b)	if to the Company:

Laboratory Corporation of America Holdings

358 South Main Street

Burlington, North Carolina 27215

Attention: Chief Legal Officer

Facsimile: (336) 226-3835

Telephone: (336) 229-1127

with a copy to:

Hogan & Hartson L.L.P.

111 South Calvert Street, Suite 1600

Baltimore, Maryland 21202

Attention: Michael J. Silver, Esq.

Facsimile: (410) 539-6981

Telephone: (410) 659-2700

16. Modifications. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

17. Consent to Jurisdiction; Forum Selection; Waiver of Jury Trial.:

(a) The Company hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

(b) Any action, lawsuit or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, in each case, located in the Borough of Manhattan, City of New York, State of New York. The Company waives any objection that it may have to the venue of such action, lawsuit or proceeding in any such court or that such action, lawsuit or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

(c) Any right to trial by jury with respect to any action, lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Lehman Brothers hereunder is expressly and irrevocably waived.

18. Governing Law. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same Agreement.

20. Severability. If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, which shall remain in full force and effect.

21. Successors. This Agreement is made solely for the benefit of Lehman Brothers and the Company and, to the extent expressly set forth herein, the Indemnified Persons and their executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

22. Entire Agreement. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

23. Headings. The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party’s rights and duties hereunder.

[The rest of this page has been left blank intentionally; the signature page follows.]

Please indicate Lehman Brothers’ willingness to act as Dealer-Manager and Lehman Brothers’ acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and Lehman Brothers’ acceptance shall constitute a valid and legally binding agreement between us.

Very truly yours, LABORATORY CORPORATION OF AMERICA HOLDINGS

By:
Name:
Title:

Accepted and agreed as of the date first above written: LEHMAN BROTHERS INC.

By:
Authorized Representative

SCHEDULE I

Form of Legal Opinion of Hogan & Hartson L.L.P., Counsel to the Company,

to be delivered in connection with Dealer-Manager Agreement

(a) The Company is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph 11 of Schedule 1 attached hereto under the laws of the State of Delaware. The Company has the corporate power to execute, deliver and perform the Agreement, the Indenture and the New Notes. The execution, delivery and performance of the Agreement, the Indenture and the New Notes have been duly authorized by all necessary corporate action.

(b) The Agreement has been duly authorized, executed and delivered on behalf of the Company.

(c) [The Indenture has been duly authorized by the Company, and when executed and delivered on behalf of the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.] [The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.]

(d) [The New Notes have been duly authorized, executed and issued in the form of one or more Global Securities (as defined in the Indenture, the “Global Securities”) by the Company and, when][The New Notes have been duly authorized by the Company and, when the Indenture is executed, and the New Notes are issued in the form of one or more Global Securities (as defined in the Indenture, the “Global Securities”)) and] the Global Securities are authenticated in the manner provided for in the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Exchange, the registered holder of the Global Securities will be entitled to the benefits of the Indenture, and the New Notes as represented by the Global Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(e) The shares of common stock initially issuable upon conversion of the New Notes (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion and, when issued upon conversion of the New Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. No holder of Conversion Shares will be subject to personal liability by reason of being such a holder, except as such holder may be liable by reason of such holder’s own conduct and acts. No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the Corporation Act or, to our knowledge, any contractual right to subscribe for any of the Conversion Shares.

(f) The New Notes conform in all material respects to the descriptions thereof set forth in the [Preliminary Prospectus][Prospectus] under the caption “Description of the New Notes.”

(g) The execution, delivery and performance by the Company of the Transaction Documents and the making and consummation of the Exchange do not (i) require any approval of its shareholders that has not been obtained, (ii) violate the Corporation Act or the Certificate of Incorporation or Bylaws of the Company, (iii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, or (iv) violate any court or administrative orders, judgments, or decrees listed on Schedule 2 attached hereto, which have been identified to us by the Company as the only court or administrative orders, judgments or decrees that name the Company and are specifically directed to it or any of its property.

(h) [The Registration Statement has become effective under the Securities Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Securities and Exchange Commission. The Indenture has been qualified under the TIA.]

(i) The Registration Statement and the [Preliminary Prospectus][Prospectus] (except for the Form T-1, financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder; and the Schedule TO-I (except for the financial statements and supporting schedules included therein, as to which we express no opinion) complies as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(j) Each of the Exchange Act Reports (except for the financial statements and supporting schedules included therein, as to which we express no opinion), at the time that it was filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(k) The information in the [Preliminary Prospectus][Prospectus] under the captions “Description of the New Notes” and “Description of Capital Stock,” to the extent that such information constitutes matters of law or legal conclusions or purports to describe certain provisions of the Indenture, the New Notes or the Conversion Shares, has been reviewed by us and is accurate in all material respects.

(l) The information in the [Preliminary Prospectus][Prospectus] under the captions “Certain U.S. Federal Income Tax Consequences” to the extent that such information constitutes matters of U.S. federal tax law or legal conclusions, has been reviewed by us and is accurate in all material respects.

(m) The Company is not, and after giving effect to the Exchange will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2

SCHEDULE II

Form of Letter of Hogan & Hartson L.L.P., Counsel to the Company,

to be delivered in connection with Dealer-Manager Agreement

During the course of our professional engagement, we reviewed the Registration Statement on Form S-4 (No. 333-                    ), [as amended by Amendments Nos.          and          thereto] (such Registration Statement, including the documents incorporated by reference therein and the information deemed to be a part thereof pursuant to Rule 430C under the Securities Act, the “Registration Statement”) and the final Prospectus dated                              , 2006 (such final Prospectus, including the documents incorporated by reference therein, the “Prospectus”) and participated in conferences with officers and other representatives of the Company, with representatives of the independent public accountants of the Company and with you and your representatives at which the contents of the Registration Statement and the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement and the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy (except to the extent specific sections are addressed in our opinion delivered to you pursuant to Section 9(d) of the Agreement), completeness, or fairness of the statements in the Registration Statement and the Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement and the Prospectus involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i)	the Registration Statement, at the time it became effective or at the completion of the Exchange Offer on the Exchange Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)	the Prospectus, as of its date or the Exchange Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii)	there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein;

provided that in making the foregoing statements, we do not express any belief with respect to the Form T-1 or with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or the books and records of the Company contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

SCHEDULE III

Form of Legal Opinion of Bradford T. Smith,

Executive Vice President and Secretary to the Company,

to be delivered in connection with Dealer-Manager Agreement

(a)	The Company and each subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as described in the Registration Statement and the [Preliminary] Prospectus and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(b)	No holder of outstanding shares of common stock of the Company has any statutory preemptive right under the General Corporation Law of the State of Delaware or, to my knowledge, any contractual right to subscribe for any of the Conversion Shares.

(c)	The execution, delivery and performance of the Agreement, the Indenture and the New Notes by the Company, and the making and consummation of the Exchange Offer by the Company, (a) have been duly authorized by all requisite corporate and, if required, stockholder action of the Company and (b) will not (i) violate (A) any provision of law, statute, rule or regulation of the United States of America or the General Corporation Law of the State of Delaware or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any subsidiary, (B) any order of any court or governmental or regulatory agency or authority or (C) any provision of any indenture, agreement or other instrument to which the Company or any subsidiary is a party or by which any of them or any of their property is bound, the effect of which could reasonably be expected to (i) result in a Material Adverse Effect or would adversely affect the ability of the Company to perform its obligations under the Exchange Offer, the Indenture, the New Notes or the Agreement, or would otherwise be material in the context of the Exchange Offer, (ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, the effect of which could reasonably be expected to result in a Material Adverse Effect or would adversely affect the ability of the Company to perform its obligations under the Exchange Offer, the Indenture, the New Notes or the Agreement, or would otherwise be material in the context of the Exchange Offer or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned by the Company or any subsidiary.

(d)	No action, consent or approval of, registration or filing with or any other action by any United States federal court or governmental or regulatory agency or authority, or to the extent required under state law, any state court or governmental or regulatory agency or authority, is required for the due execution, delivery and performance by the Company of the Agreement, the Indenture or the New Notes, or the making or consummation of the Exchange Offer by the Company, except for (1) such as have been obtained under the Securities Act, the Exchange Act and “blue sky” or other state securities laws and (2) such consents, approvals, authorizations, orders or filings that the failure to obtain would not individually or in the aggregate (i) have a Material Adverse Effect or (ii) adversely affect in a material respect the ability of the Company to perform its obligations under the Exchange Offer, the Indenture, the New Notes or the Agreement, or would otherwise be material in the context of the Exchange Offer.

(e)	The issuance of the Rights relating to the Conversion Shares has been duly authorized.

(f)	There are not any actions, suits or proceedings at law or in equity or by or before any court or governmental or regulatory agency or authority now pending or threatened or, to the best of such counsel’s knowledge contemplated, against or affecting the Company or any subsidiary thereof that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Exchange Offer, the Indenture, the New Notes or the Agreement or which are otherwise material in the context of the Exchange Offer.

(g)	The descriptions in the Registration Statement and the [Preliminary] Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown.

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EXHIBIT A

Preliminary Prospectus

[Attached]